Exhibit 99.1

Press Release

Contact: Chris Van Ens

Phone: 720.348.7762

UDR ANNOUNCES SECOND QUARTER 2012 RESULTS
~ Completes $539 Million Secondary Offering to Deleverage Enterprise ~

DENVER, CO (July 30, 2012) – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, today announced its second quarter 2012 results.

The Company generated Funds from Operations (FFO) of $81.2 million or $0.33 per diluted share, for the quarter ended June 30, 2012, as compared to $63.6 million, or $0.31 per diluted share, in the second quarter of 2011. Excluding all non-recurring items, the Company’s second quarter 2012 FFO-Core was $0.33 per diluted share. See the reconciliation below for further detail.

	Q2 2012	Q2 2011	YTD 2012	YTD 2011
FFO- Core per diluted share	$0.33	$0.32	$0.67	$0.62
Acquisition-related costs	(0.001)	(0.010)	(0.003)	(0.014)
Benefit/(Cost) associated with debt extinguishment	(0.017)	—	0.001	(0.021)
Gain on sale of marketable securities	—	—	—	0.016
Redemption of preferred stock	(0.011)	—	(0.012)	—
Gain on sale of TRS property	0.031	0.004	0.032	0.005
Other	(0.001)	—	(0.001)	—
FFO- Reported per diluted share	$0.33	$0.31	$0.68	$0.61

A reconciliation of FFO to GAAP Net Income can be found on Attachment 2 of the Company’s second quarter 2012 Supplemental Financial Information.

“Our business continues to perform well, supported by advantageous multifamily supply and demand fundamentals that look favorable over the years ahead,” said Tom Toomey, UDR’s President and CEO.  Mr. Toomey continued, “We are pleased with the deleveraging and portfolio repositioning efforts we completed this quarter. With most of the heavy lifting behind us regarding both of these activities, UDR is well positioned for the future.”

Operations

Same-store revenue increased 5.6 percent year-over-year while net operating income (NOI) increased 6.7 percent for the second quarter 2012. Same-store physical occupancy was flat at 95.8 percent year-over-year. Same-store expenses increased 3.3 percent driven by higher real estate taxes, utilities, repairs & maintenance, and administration and marketing costs.

The rate of turnover increased to an annualized rate of 58 percent from 55 percent in the second quarter of 2011.

Summary Same-Store Results Second Quarter 2012 versus Second Quarter 2011

		Expense				Number of
	Revenue Growth/	Growth/	NOI Growth/	% of Same- Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio [1]	Occupancy[2]	Homes[3]
Western	6.4%	4.6%	7.2%	42.7%	95.3%	12,390
Mid-Atlantic	4.2%	4.0%	4.3%	30.3%	96.4%	9,127
Southeastern	4.9%	-2.1%	9.1%	20.0%	95.8%	9,515
Southwestern	8.3%	8.8%	8.0%	7.0%	95.9%	3,507

Total	5.6%	3.3%	6.7%	100.0%	95.8%	34,539

[1] [2]	Based on QTD 2012 NOI. Average same-store occupancy for the quarter.

[3] During the second quarter, 34,539 apartment homes, or approximately 83 percent of 41,681 total consolidated apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Sequentially, same-store NOI increased by 1.8 percent driven by revenue growth of 2.0 percent and offset by a 2.5 percent increase in same-store expenses.

For the six months ended June 30, 2012, the Company’s same-store revenue increased 5.5 percent as compared to the prior year while expenses increased 1.6 percent resulting in a same-store NOI increase of 7.4 percent as compared to the prior year period in 2011. Year-over-year occupancy decreased by 10 basis points to 95.6 percent.

Summary Same-Store Results YTD 2012 versus YTD 2011

		Expense				Number of
	Revenue Growth/	Growth/	NOI Growth/	% of Same- Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio [1]	Occupancy[2]	Homes[3]
Western	6.2%	2.8%	7.8%	42.0%	94.8%	12,066
Mid-Atlantic	4.3%	2.1%	5.4%	31.1%	96.2%	9,127
Southeastern	4.8%	-1.8%	8.7%	20.5%	95.9%	9,515
Southwestern	8.3%	4.0%	11.5%	6.4%	96.1%	3,115

Total	5.5%	1.6%	7.4%	100.0%	95.6%	33,823

[1] [2]	Based on YTD 2012 NOI. Average same-store occupancy for YTD 2012.

[3] During the six months ended June 30, 2012, 33,823 apartment homes, or approximately 81 percent of 41,681 total consolidated apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent year.

Technology Platform

Improving the Company’s operational efficiency, while increasing resident satisfaction, are the compelling factors for our continued investment in technology. The Company’s technology platform has gained acceptance and recognition from our residents as shown by the following utilization rates:

Established Technology Initiatives:	Q2	2012	Q2	2011
Resident payments received via ACH	78%	79%
Service requests entered through MyUDR.com	79%	82%
Move-ins initiated via an internet source	57%	62%
Renewals completed electronically	87%	87%

Acquisition Activity

On April 27, 2012, the Company acquired the remaining 80 percent ownership interests in two Austin, TX communities, Redstone Ranch and Lakeline Villas, from its Texas joint venture partner. The acquisitions included a cash payment of $11.7 million and the assumption of $34.4 million in debt. The communities comprise 633 homes and had an average income per occupied home of $907 per month in the second quarter.

Disposition Activity

During the second quarter of 2012, the Company sold fifteen unencumbered communities containing 4,931 homes for $476 million in gross proceeds. At the time of disposition, total income per occupied home for the communities averaged $967 per month. The dispositions were located in Phoenix, AZ; Jacksonville, FL; Dallas, TX and Richmond, VA and marked the Company’s exit from the Phoenix, AZ and Jacksonville, FL markets. Additional details related to the transactions can be found in the April 4, 2012 and June 28, 2012 press releases on the Company’s website at www.udr.com.

Joint Venture Investment Activity

The Company, through a joint venture, acquired a land parcel in Boston, MA for $25 million.

Capital Markets Activity

The Company completed a public offering of 21.9 million shares of common stock, including the underwriter’s overallotment option, at a net price of $24.69 per share. Proceeds of approximately $538.8 million, after underwriting discounts, commissions and offering expenses, were used to repay $363.9 million of 3.3 percent secured debt due from 2012 to 2014, to redeem all of the Company’s outstanding 6.75% Series G Preferred Stock for $81.6 million plus accrued and unpaid dividends, to repay a portion of the outstanding balance under its unsecured credit facility and for working capital and general corporate purposes. Additional details related to the transactions can be found in the April 27, 2012, May 29, 2012 and May 30, 2012 press releases on the Company’s website at www.udr.com.

During the second quarter of 2012 and prior to the May secondary equity offering, the Company raised approximately $16.8 million of equity through the sale of approximately 666 thousand shares at a weighted average net price of $25.30 per share under its previous and new “At the Market” equity offering program. In early April, the Company announced a new ATM program through which it could sell up to twenty million common shares; 19.9 million shares remain available for issuance.

On April 16, 2012, the Company repaid a $41.8 million, 2.49 percent construction loan that was secured by it Signal Hill community in Woodbridge, VA.

Balance Sheet

At June 30, 2012, the Company had $1.2 billion in availability through a combination of cash and undrawn capacity on its credit facilities, giving the Company ample flexibility to meet its near-term capital needs for debt maturities, development and redevelopment activities.

The Company’s total indebtedness at June 30, 2012 was $3.3 billion. The Company ended the second quarter with fixed-rate debt representing 89 percent of its total debt, a total blended interest rate of 4.5 percent and a weighted average maturity of 5.1 years. UDR’s fixed charge coverage ratio (adjusted for non-recurring items) was 2.7 times.

2012 Guidance

The Company re-affirms its full-year 2012 guidance which was last updated on June 11, 2012:

	Original Range	Revised Range
	As of Feb. 6, 2012	As of June 11 , 2012
FFO per diluted share	$1.37 - $1.43	$1.34 - $1.39
Same-store operations:
Revenue	5.0% - 6.0%	5.0% - 6.0%
Expenses	3.0% - 3.5%	2.0% - 3.0%
Net operating income (NOI)	6.0% - 7.5%	6.0% - 8.0%
Portfolio activity ($M):	Original Range(1)	Completed(2)	Remaining(2)

Acquisitions	Market dependent	$46	Market dependent
Dispositions	$400 to $600	$610	$0
Development spend	$400	$220	$180
Redevelopment Spend	$100	$40	$60

JV investments, net	$290	$290	Market dependent
Financing Activity ($M):	Original Range(1)	Completed(2)	Remaining(2)

Equity	Market dependent	$756	Market dependent
Debt	$400	$400	Market dependent

General & Administrative expenses ($M)(3)	$32-$34

(1) As of February 6, 2012.
(2) As of July 30, 2012.
(3) General and Administrative expenses are net of tax benefit and include a one-time charge for vesting of long-term incentive program.

All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team. The following reconciles from forecasted FFO per share to GAAP Net Loss per share:

FFO Guidance Reconciliation per Diluted Share
	Low	High
Forecasted 2012 FFO Guidance per Diluted Share	$1.34	$1.39
Conversion to GAAP Share Count	(0.08)	(0.08)
Depreciation	(1.50)	(1.50)
Non-Controlling Interests	(0.03)	(0.03)
Preferred Dividends	(0.01)	(0.01)
Tax Benefit	0.09	0.09
Gain on Dispositions	0.99	0.99
Forecasted 2012 GAAP Net Income per Diluted Share	$0.80	$0.85

Supplemental Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company which is available on the Company’s website at www.udr.com.

Conference Call and Webcast Information

UDR will host a webcast and conference call at 11:00 a.m. EDT on July 30, 2012 to discuss second quarter results. A webcast will be available on UDR’s website at www.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the teleconference dial 877-941-8609 for domestic and 480-629-9771 for international and provide the following conference ID number: 4549991.

A replay of the conference call will be available through August 30, 2012, by dialing
800-406-7325 for domestic and 303-590-3030 for international and entering the confirmation number, 4549991, when prompted for the pass code.

A replay of the call will be available for 90 days on UDR’s website at www.udr.com.

Full Text of the Earnings Report and Supplemental Financial Information

Internet — The full text of the earnings report and Supplemental Financial Information will be available on the Company’s website at www.udr.com.

Mail — For those without Internet access, the second quarter 2012 earnings report and Supplemental Financial Information will be available by mail or fax, on request. To receive a copy, please call UDR Investor Relations at 720-348-7762.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park® development, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2012, UDR owned or had an ownership position in 54,838 apartment homes including 2,440 homes under development. For 40 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2012	2011	2012	2011
Rental income	$177,475	$150,637	$349,717	$288,449
Rental expenses:
Real estate taxes and insurance	21,535	17,503	42,446	35,164
Personnel	13,660	12,531	27,169	24,388
Utilities	8,676	7,876	18,041	15,597
Repair and maintenance	9,350	7,795	17,334	15,045
Administrative and marketing	3,921	3,454	7,452	6,557
Property management	4,880	4,142	9,617	7,932
Other operating expenses	1,434	1,542	2,817	2,978

	63,456	54,843	124,876	107,661
Non-property income:
Loss from unconsolidated entities	(2,412)	(1,348)	(5,103)	(2,680)
Tax benefit for taxable REIT subsidiary, net	—	—	22,876	—
Joint venture management fees	2,717	2,537	5,706	3,811
Gain on sale of investments	—	—	—	3,123
Interest and other income	506	316	1,200	455

	811	1,505	24,679	4,709
Other expenses:
Real estate depreciation and amortization	84,474	79,908	172,381	150,123
Interest	37,399	37,261	76,572	72,040
Amortization of convertible debt premium	—	359	—	718
Other debt charges/(benefits), net (1)	4,143	40	(285)	4,059

Total interest	41,542	37,660	76,287	76,817
Acquisition-related costs	154	2,074	496	2,724
General and administrative (2)	10,766	10,801	19,803	20,781
Other depreciation and amortization	1,017	986	1,935	2,029

	137,953	131,429	270,902	252,474
Loss from continuing operations	(23,123)	(34,130)	(21,382)	(66,977)
Income from discontinued operations	179,429	49,039	264,316	53,230

Consolidated net income/(loss)	156,306	14,909	242,934	(13,747)
Net (income)/loss attributable to non-controlling interests	(5,954)	(258)	(9,426)	523

Net income/(loss) attributable to UDR, Inc.	150,352	14,651	233,508	(13,224)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(1,862)	(1,862)
Distributions to preferred stockholders — Series G	(909)	(1,396)	(2,286)	(2,833)
(Premium)/discount on preferred stock repurchases, net	(2,791)	(175)	(2,791)	(175)

Net income/(loss) attributable to common stockholders	$145,721	$12,149	$226,569	$(18,094)

Earnings/(loss) per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders	($0.14)	($0.19)	($0.17)	($0.38)
Income from discontinued operations	$0.77	$0.26	$1.16	$0.29
Net income/(loss) attributable to common stockholders	$0.62	$0.06	$0.99	($0.10)
Common distributions declared per share	$0.220	$0.200	$0.440	$0.3850
Weighted average number of common shares outstanding — basic and diluted	234,031	190,479	227,766	186,527

(1)	Prepayment penalties, write-off of deferred financing costs and fair market value adjustments on early debt extinguishment.

(2)	Net of current quarter tax benefit and including a one-time charge for vesting of long-term incentive program.

Attachment 2

UDR, Inc.
Funds From Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2012	2011	2012	2011
Net income/(loss) attributable to UDR, Inc.	$150,352	$14,651	$233,508	$(13,224)
Distributions to preferred stockholders	(1,840)	(2,327)	(4,148)	(4,695)
Real estate depreciation and amortization, including discontinued operations	84,474	91,161	178,721	175,276
Non-controlling interests	5,954	258	9,426	(523)
Real estate depreciation and amortization on unconsolidated joint ventures	8,359	2,844	15,782	5,692
Net gain on the sale of depreciable property in discontinued operations, excluding RE3	(164,257)	(43,767)	(244,782)	(43,808)
Tax benefit for taxable REIT subsidiary	—	—	(22,876)	—
(Premium)/discount on preferred stock repurchases, net	(2,791)	(175)	(2,791)	(175)

Funds from operations (“FFO”) — basic	$80,251	$62,645	$162,840	$118,543

Distribution to preferred stockholders — Series E (Convertible)	931	931	1,862	1,862
Funds from operations — diluted	$81,182	$63,576	$164,702	$120,405

FFO per common share — basic	$0.33	$0.32	$0.69	$0.61

FFO per common share — diluted	$0.33	$0.31	$0.68	$0.61

Weighted average number of common shares and OP Units outstanding — basic	243,448	198,109	237,185	192,880
Weighted average number of common shares, OP Units, and common stock
equivalents outstanding — diluted	247,832	203,188	241,549	197,913

FFO is defined as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

RE3 gain on sales, net of taxes, is defined as net sales proceeds less a tax provision and any related valuation allowance release, and the gross investment basis of the asset before accumulated depreciation. We consider FFO with RE3 gain on sales, net of taxes, to be a meaningful supplemental measure of performance because the short-term use of funds produce profits which differ from the traditional long-term investment in real estate for REITs.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets

	June 30,	December 31,
In thousands, except share and per share amounts	2012	2011
	(unaudited)	(audited)
ASSETS
Real estate owned:
Real estate held for investment	$7,479,239	$7,269,347
Less: accumulated depreciation	(1,769,530)	(1,605,090)

	5,709,709	5,664,257
Real estate under development
(net of accumulated depreciation of $0 and $570)	282,006	246,229
Real estate sold or held for disposition
(net of accumulated depreciation of $0 and $226,067)	-	332,258

Total real estate owned, net of accumulated depreciation	5,991,715	6,242,744
Cash and cash equivalents	184,112	12,503
Restricted cash	24,580	24,634
Deferred financing costs, net	28,579	30,068
Notes receivable	39,409	-
Investment in unconsolidated joint ventures	580,098	213,040
Other assets	124,128	198,365

Total assets	$6,972,621	$6,721,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,442,361	$1,891,553
Unsecured debt	1,902,707	2,026,817
Real estate taxes payable	13,087	13,397
Accrued interest payable	31,156	23,208
Security deposits and prepaid rent	35,534	35,516
Distributions payable	57,313	51,019
Deferred fees and gains on the sale of depreciable property	29,430	29,100
Accounts payable, accrued expenses, and other liabilities	102,793	95,485

Total liabilities	3,614,381	4,166,095
Redeemable non-controlling interests in operating partnership	243,305	236,475
Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2011)	46,571	46,571
0 shares of 6.75% Series G Cumulative Redeemable issued
and outstanding (3,264,362 shares at December 31, 2011)	—	81,609
Common stock, $0.01 par value; 350,000,000 shares authorized
250,205,424 shares issued and outstanding (219,650,225 shares at December 31, 2011)	2,502	2,197
Additional paid-in capital	4,098,785	3,340,470
Distributions in excess of net income	(1,024,148)	(1,142,895)
Accumulated other comprehensive loss, net	(13,604)	(13,902)

Total stockholders’ equity	3,110,106	2,314,050
Non-controlling interest	4,829	4,734

Total equity	3,114,935	2,318,784

Total liabilities and stockholders’ equity	$6,972,621	$6,721,354